424(b)(3)
                                                               No. 33-90998-01
                          CNL INCOME FUND XVIII, LTD.


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 9, 1997. This Supplement replaces the Supplements dated May 15, 1997, May 29, 1997 and July 7, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         All subscriptions are for the purchase of Units of CNL Income Fund XVIII, Ltd. ("CNL XVIII"). Offers are no longer being made nor are the General Partners accepting subscriptions for CNL XVII. THE ACQUISITION OF UNITS OF ONE PARTNERSHIP WILL NOT ENTITLE THE INVESTOR TO ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS PROPERTIES.

         Information as to proposed properties for which CNL XVIII has received initial commitments and as to the number and types of Properties acquired by CNL XVIII is presented as of July 18, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which CNL XVIII receives initial commitments, as well as property acquisitions that occur after July 18, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

General

         The General Partners have elected to extend this Offering until August 11, 1998.

Subscription Procedures

         As of July 18, 1997, CNL XVIII had received total subscription proceeds of $23,290,947 (2,329,095 Units) from 1,127 Limited Partners. As of July 18, 1997, the proceeds had been invested or committed for investment in 19 Properties and to pay Acquisition Fees and miscellaneous Acquisition Expenses. As of July 18, 1997, CNL XVIII had incurred $1,048,093 in Acquisition Fees to an Affiliate of the General Partners.


                                    BUSINESS

Property Acquisitions

         Between May 1, 1997 and July 18, 1997, CNL XVIII acquired six Properties consisting of land and building. The Properties are a Boston Market Property (in Timonium, Maryland), a Jack in the Box Property (in Houston, Texas), a Golden Corral Property (in Elizabethtown, Kentucky), two IHOP Properties (one in each of Santa Rosa, California, and Bridgeview, Illinois) and an Arby's Property (in Lexington, North Carolina). For information regarding the 13 Properties acquired by CNL XVIII prior to May 1, 1997, see the Prospectus dated May 9, 1997.

         In connection with the purchase of each of these six Properties, CNL XVIII, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Leases." For the Properties that are to be constructed, CNL XVIII has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The following table sets forth the location of the six Properties consisting of land and building acquired by CNL XVIII from May 1, 1997 through July 18, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

July 22, 1997                                       Prospectus Dated May 9, 1997



                              PROPERTY ACQUISITIONS
                     From May 1, 1997 through July 18, 1997

                                                           Lease
                                                           Expira-
                                                           tion and                                             Option
Property Location and               Purchase      Date     Renewal            Minimum                             To
Competition                         Price (1)   Acquired   Options        Annual Rent (2)   Percentage Rent    Purchase
BOSTON MARKET                      $749,978     05/08/97   05/2012; five   10.38% of CNL     for each lease    at any
(the "Timonium Property")          (excluding              five-year       XVIII's total     year after the    time after
Restaurant to be renovated         developmen              renewal         cost to           fifth lease       the fifth
                                   t costs)                options         purchase the      year, (i) 4% of   lease year
The Timonium Property is           (3)                                     property;         annual gross
located on the northeast corner                                            increases by      sales minus
of the intersection of York                                                10% after the     (ii) the
Road and Belfast Road, in                                                  fifth lease       minimum annual
Timonium, Baltimore County,                                                year and after    rent for such
Maryland, in an area of mixed                                              every five        lease year
retail, commercial, and                                                    years
residential development.  Other                                            thereafter
fast-food and family-style                                                 during the
restaurants located in                                                     lease term
proximity to the Timonium
Property include a McDonald's,
a Burger King, a KFC, and
several local restaurants.

JACK IN THE BOX                    $1,290,000   05/09/97   05/2015; four   $132,225 (6);     for each lease    at any
(the "Houston Property")           (3)(6)                  five-year       increases by 8%   year, (i) 5% of   time after
Restaurant to be constructed                               renewal         after the fifth   annual gross      the
                                                           options         lease year and    sales minus       seventh
The Houston Property is located                                            after every       (ii) the          lease year
on the north side of Louetta                                               five years        minimum annual
Road, west of State Highway                                                thereafter        rent for such
249, in Houston, Harris County,                                            during the        lease year (5)
Texas, in an area of mixed                                                 lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Houston
Property include a McDonald's
and a Subway Sandwich Shop.


                                             -2-



                                                           Lease
                                                           Expira-
                                                           tion and                                             Option
Property Location and               Purchase      Date     Renewal            Minimum                             To
Competition                         Price (1)   Acquired   Options        Annual Rent (2)   Percentage Rent    Purchase


GOLDEN CORRAL                      $446,180     05/21/97   05/2012; four   10.75% of Total   for each lease    during the
(the "Elizabethtown Property")     (excluding              five-year       Cost (4)          year, 5% of the   first
Restaurant to be constructed       closing                 renewal                           amount by which   through
                                   and                     options                           annual gross      seventh
The Elizabethtown Property is      development                                               sales exceed      lease
located on the east side of        costs)                                                    $2,697,649 (5)    years and
North Dixie Avenue, in             (3)                                                                         the tenth
Elizabethtown, Hardin County,                                                                                  through
Kentucky, in an area of mixed                                                                                  fifteenth
retail, commercial, and                                                                                        lease
residential development.  Other                                                                                years only
fast-food and family-style
restaurants located in
proximity to the Elizabethtown
Property include a Steak N
Shake, a Dairy Queen, an
Arby's, a Bob Evans, a Captain
D's, a Fazoli's, a Hardee's, a
McDonald's, a Taco Bell, and a
Lee's Famous Recipe Country
Chicken.

IHOP (7)                           $1,286,364   05/21/97   05/2017;        $130,244;         for each lease    during the
(the "Santa Rosa Property")                                three five-     increases by      year, (i) 4% of   eleventh
Existing restaurant                                        year renewal    10% after the     annual gross      lease year
                                                           options         fifth lease       sales minus       and at the
The Santa Rosa Property is                                                 year and after    (ii) the          end of the
located on the northwest                                                   every five        minimum annual    initial
quadrant of Fulton Road and                                                years             rent for such     lease term
Guerneville Road, in Santa                                                 thereafter        lease year
Rosa, Sonoma County,                                                       during the
California, in an area of mixed                                            lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Santa Rosa
Property include a Taco Bell, a
McDonald's, and several local
restaurants.


                                             -3-



                                                           Lease
                                                           Expira-
                                                           tion and                                             Option
Property Location and               Purchase      Date     Renewal            Minimum                             To
Competition                         Price (1)   Acquired   Options        Annual Rent (2)   Percentage Rent    Purchase


ARBY'S                             $632,418     07/15/97   07/2017; two    $63,242;          for each lease    during the
(the "Lexington Property")                                 five-year       increases by      year, (i) 4% of   seventh
Existing restaurant                                        renewal         4.14% after the   annual gross      and tenth
                                                           options         third lease       sales minus       lease
The Lexington Property is                                                  year and after    (ii) the          years only
located on the northeast corner                                            every three       minimum annual
of North Main Street and East                                              years             rent for such
Fourth Street, in Lexington,                                               thereafter        lease year
Davidson County, North                                                     during the
Carolina, in an area of mixed                                              lease term
retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Lexington
Property include a local
restaurant.

IHOP (7)                           $1,423,008   07/16/97   07/2017;        $144,080;         for each lease    during the
(the "Bridgeview Property")                                three five-     increases by      year, (i) 4% of   eleventh
Existing restaurant                                        year renewal    10% after the     annual gross      lease year
                                                           options         fifth lease       sales minus       and at the
The Bridgeview Property is                                                 year and after    (ii) the          end of the
located at the northeast                                                   every five        minimum annual    initial
quadrant of the intersection of                                            years             rent for such     lease term
West 79th Street and Harlem                                                thereafter        lease year
Avenue, in Bridgeview, Cook                                                during the
County, Illinois, in an area of                                            lease term
mixed retail, commercial, and
residential development.  Other
fast-food and family-style
restaurants located in
proximity to the Bridgeview
Property include a Pizza Hut, a
McDonald's, a White Castle, and
a Burger King.

-------------------------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                             Federal Tax Basis
         --------                             -----------------

         Timonium Property                       $  454,000
         Houston Property                           622,000
         Elizabethtown Property                   1,077,000
         Santa Rosa Property                        854,000
         Lexington Property                         456,000
         Bridgeview Property                      1,144,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Timonium Property, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Elizabethtown Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, or (iii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Timonium and Elizabethtown Properties, as described above, interim rent equal to a specified rate per annum (ranging from 10% to 10.38%) of the amount funded by CNL XVIII in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements for the Properties which are to be constructed or renovated provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to CNL XVIII (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                   Estimated       Estimated Final
         Property                 Maximum Cost     Completion Date
         --------                 ------------     -----------------

         Timonium Property        $1,140,100       November 4, 1997
         Houston Property          1,290,000       November 5, 1997
         Elizabethtown Property    1,572,176       November 17, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) CNL XVIII paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Santa Rosa and Bridgeview Properties is the same unaffiliated lessee.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                          CNL INCOME FUND XVIII, LTD.
                       PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH JULY 18, 1997
        For the Period October 12, 1996 (the date operations commenced)
                     through December 31, 1996 (Unaudited)


         The following statement presents unaudited estimated taxable operating results of each Property acquired by CNL XVIII from inception through July 18, 1997. The statement presents estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The statement should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of CNL XVIII for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of CNL XVIII.



                                              Burger King        Golden Corral           Jack in the Box        Jack in the Box
                                              Kinston, NC      Houston #1, TX (7)       Echo Park, CA (6)      Henderson, NV (6)
                                              -----------      ------------------       -----------------      -----------------

Estimated Taxable Operating Results:

Base Rent (1)                                  $ 19,862             (5)                      (5)                    (5)

Management Fees (2)                                (199)            (5)                      (5)                    (5)

General and Administrative
  Expenses (3)                                     (993)            (5)                      (5)                    (5)
                                               --------
Estimated Cash Available from
  Operations                                     18,670             (5)                      (5)                    (5)

Depreciation Expense (4)                         (3,660)            (5)                      (5)                    (5)
                                               --------

Estimated Taxable Operating Results            $ 15,010             (5)                      (5)                    (5)
                                               ========



                                 See Footnotes



                                                Jack in the Box          Golden Corral         Boston Market        Black-eyed Pea
                                              Centerville, TX (6)      Galveston, TX (7)        Raleigh, NC          Atlanta, GA
                                              -------------------      -----------------       -------------        --------------
Estimated Taxable Operating Results:

Base Rent (1)                                       (5)                     (5)                  $ 27,144              $ 15,358

Management Fees (2)                                 (5)                     (5)                      (271)                 (154)

General and Administrative
  Expenses (3)                                      (5)                     (5)                    (1,357)                 (768)
                                                                                                 --------              --------
Estimated Cash Available from
  Operations                                        (5)                     (5)                    25,516                14,436

Depreciation Expense (4)                            (5)                     (5)                    (2,672)               (3,596)
                                                                                                 --------              --------

Estimated Taxable Operating Results                 (5)                     (5)                  $ 22,844              $ 10,840
                                                                                                 ========              ========




                                 See Footnotes



                                               Golden Corral        Boston Market        On The Border         Boston Market
                                                 Stow, OH          San Antonio, TX      San Antonio, TX        Minnetonka, MN
                                               -------------       ---------------      ---------------        --------------
Estimated Taxable Operating Results:

Base Rent (1)                                      $42,009             (5)                   (5)                   (5)

Management Fees (2)                                   (420)            (5)                   (5)                   (5)

General and Administrative
  Expenses (3)                                      (2,100)            (5)                   (5)                   (5)
                                                   -------

Estimated Cash Available from
  Operations                                        39,489             (5)                   (5)                   (5)

Depreciation Expense (4)                            (7,047)            (5)                   (5)                   (5)
                                                   -------

Estimate Taxable Operating Results                 $32,442             (5)                   (5)                   (5)
                                                   =======





                                 See Footnotes



                                               Wendy's          Boston Market         Jack in the Box             Golden Corral
                                              Sparta, TN        Timonium, MD         Houston #2, TX (6)       Elizabethtown, KY (7)
                                              ----------        -------------        ------------------       ---------------------

Estimated Taxable Operating Results:

Base Rent (1)                                   (5)                 (5)                   (5)                       (5)

Management Fees (2)                             (5)                 (5)                   (5)                       (5)

General and Administrative
  Expenses (3)                                  (5)                 (5)                   (5)                       (5)

Estimated Cash Available from
  Operations                                    (5)                 (5)                   (5)                       (5)

Depreciation Expense (4)                        (5)                 (5)                   (5)                       (5)

Estimate Taxable Operating Results              (5)                 (5)                   (5)                       (5)





                                 See Footnotes

                                                  IHOP                  Arby's                IHOP
                                           Santa Rosa, CA (8)       Lexington, NC      Bridgeview, IL(8)         Total
                                           ------------------       -------------      -----------------      ----------
Estimated Taxable Operating Results:

Base Rent (1)                                  $ 28,547              $ 13,861              $ 31,579           $178,360

Management Fees (2)                                (285)                 (139)                 (316)            (1,784)

General and Administrative
  Expenses (3)                                   (1,427)                 (693)               (1,579)            (8,917)
                                               --------              --------              --------           --------

Estimated Cash Available from
  Operations                                     26,835                13,029                29,684            167,659

Depreciation Expense (4)                         (4,678)               (2,499)               (6,267)           (30,419)
                                               --------              --------              --------           --------

Estimate Taxable Operating Results             $ 22,157              $ 10,530              $ 23,417           $137,240
                                               ========              ========              ========           ========


--------------------------------------
FOOTNOTES:

(1) Represents rental income from leases for seven of the 19 Properties acquired from inception through July 18, 1997, which were operational at the time acquired by CNL XVIII, for the period commencing October 12, 1996 (the date CNL XVIII commenced operations) through December 31, 1996. The 12 Properties acquired by CNL XVIII that are under construction are not presented due to the fact that they were not operational for the period presented.

(2) The Properties are managed pursuant to a management agreement between CNL XVIII and an Affiliate of the General Partners, pursuant to which the Affiliate receives an annual management fee in an amount equal to one percent of the gross revenues that CNL XVIII earns from its Properties. See "Management Compensation."

(3) Estimated at five percent of gross rental income based on the previous experience of Affiliates of the General Partners with 17 public limited partnerships which own properties similar to that owned by CNL XVIII.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 40 years.

(5) This Property is under construction and therefore was not operational for the period presented. The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

         Property                                Estimated Final Completion Date
         --------                                -------------------------------

         Houston #1 Property                     June 25, 1997
         Echo Park Property                      July 6, 1997
         Henderson Property                      July 6, 1997
         Centerville Property                    July 7, 1997
         Galveston Property                      July 21, 1997
         San Antonio #1 Property                 October 13, 1997
         San Antonio #2 Property                 October 14, 1997
         Minnetonka Property                     October 26, 1997
         Sparta Property                         August 28, 1997
         Timonium Property                       November 4, 1997
         Houston #2 Property                     November 5, 1997
         Elizabethtown Property                  November 17, 1997

(6) The lessee of the Echo Park, Henderson, Centerville and Houston #2 Properties is the same unaffiliated lessee.

(7) The lessee of the Houston #1, Galveston and Elizabethtown Properties is the same unaffiliated lessee.

(8) The lessee of the Santa Rosa and Bridgeview Properties is the same unaffiliated lessee.

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

Pro Forma Financial Information (unaudited):

   Pro Forma Balance Sheet as of March 31, 1997                               15

   Pro Forma Statement of Income for the quarter ended March 31, 1997         16

   Pro Forma Statement of Income for the year ended December 31, 1996         17

   Notes to Pro Forma Financial Statements for the quarter ended
      March 31, 1997 and the year ended December 31, 1996                     18

                        PRO FORMA FINANCIAL INFORMATION


         The following Pro Forma Balance Sheet of CNL Income Fund XVIII, Ltd. ("CNL XVIII") gives effect to (i) property acquisition transactions from inception through March 31, 1997, including the receipt of $16,736,878 in gross offering proceeds from the sale of 1,673,688 units of limited partnership interest (the "Units") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, and the application of such funds to acquire eight properties, five of which were under construction at March 31, 1997, and to pay organizational and offering expenses, acquisition fees, and miscellaneous acquisition expenses, (ii) the receipt of $2,917,786 in gross offering proceeds from the sale of 291,778 additional Units during the period April 1, 1997 through May 22, 1997, (iii) the assumed future sales of 329,033 Units, resulting in the receipt of $3,290,334 in gross offering proceeds through May 22, 1997, and (iv) the application of such funds and $6,079,177 of cash and cash equivalents at March 31, 1997, to purchase nine additional properties during the period April 1, 1997 through May 22, 1997 (six of which are under construction and consist of land and building, one property which is under construction and consists of building only and two properties which consist of land and building), to pay additional construction costs for the five properties under construction at March 31, 1997, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Balance Sheet as of March 31, 1997, includes the transactions described in
(i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii), (iii) and (iv) above, as if they had occurred on March 31, 1997.

         The Pro Forma Statements of Income for the quarter ended March 31, 1997 and the year ended December 31, 1996, include the historical operating results of the properties described in (i) above from the dates of their acquisitions. No pro forma adjustments have been made to the Pro Forma Statements of Income for the properties owned by CNL XVIII as of May 22, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma financial information is presented for informational purposes only and does not purport to be indicative of CNL XVIII's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of CNL XVIII's financial results or conditions in the future.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1997


                                                                                Pro Forma
          ASSETS                                        Historical             Adjustments             Pro Forma
                                                        -----------           -----------             -----------
Land and buildings on operating
  leases, less accumulated
  depreciation                                          $ 8,231,628           $ 7,206,057 (a)         $15,437,685
Net investment in direct
  financing leases (b)                                      651,984             3,999,263 (a)           4,651,247
Cash and cash equivalents                                 6,079,177            (6,079,177)(a)                  -
Receivables                                                  78,257                                        78,257
Prepaid expenses                                                900                                           900
Organization costs, less
  accumulated amortization                                    9,089                                         9,089
Accrued rental income                                         6,504                                         6,504
Other assets                                                363,240              (296,908)(a)              66,332
                                                        -----------           -----------             -----------

                                                        $15,420,779           $ 4,829,235             $20,250,014
                                                        ===========           ===========             ===========

      LIABILITIES AND
     PARTNERS' CAPITAL

Accounts payable                                        $    70,480                                   $    70,480
Accrued construction costs
  payable                                                   686,342           $  (686,342)(a)                  -
Distributions payable                                       154,476                                       154,476
Due to related parties                                      141,104              (133,812)(a)               7,292
Rents paid in advance                                       118,189                                       118,189
                                                        -----------           -----------             -----------
    Total liabilities                                     1,170,591              (820,154)                350,437

Partners' capital                                        14,250,188             5,649,389 (a)          19,899,577
                                                        -----------           -----------             -----------

                                                        $15,420,779          $ 4,829,235              $20,250,014
                                                        ===========           ===========             ===========












                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                          QUARTER ENDED MARCH 31, 1997


                                                                                     Pro Forma
                                                                Historical          Adjustments         Pro Forma
                                                               -----------          -----------         ---------

Revenues:
  Rental income from operating
    leases                                                     $  52,230             $      -           $  52,230
  Earned income from direct
    financing leases                                               1,113                    -               1,113
  Interest income                                                 42,871                    -              42,871
                                                               -----------          -----------         ---------
                                                                  96,214                    -              96,214
                                                               -----------          -----------         ---------

Expenses:
  General operating and
    administrative                                                16,685                    -              16,685
  Professional services                                            5,896                    -               5,896
  Management fees to related party                                 1,212                    -               1,212
  State and other taxes                                              416                    -                 416
  Depreciation and amortization                                    9,828                    -               9,828
                                                               -----------          -----------         ---------
                                                                  34,037                    -              34,037
                                                               -----------          -----------         ---------

Net Income                                                     $  62,177             $      -           $  62,177
                                                               ===========          ===========         =========


Net Income Per Limited Partner
  Unit                                                         $    0.05                                $    0.05
                                                               ===========                              =========


Weighted Average Number of Units
  Outstanding                                                  1,252,970                                1,252,970
                                                               ===========                              =========










                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996


                                                                                     Pro Forma
                                                                Historical          Adjustments         Pro Forma
                                                                ----------          -----------         ---------
Revenues:
  Rental income from operating lease                             $ 1,373             $    -             $ 1,373
  Interest income                                                 30,241                  -              30,241
                                                                ----------          -----------         ---------
                                                                  31,614                  -              31,614
                                                                ----------          -----------         ---------

Expenses:
  General operating and administrative                             3,980                  -               3,980
  Management fee to related party                                     12                  -                  12
  Depreciation and amortization                                      712                  -                 712
                                                                ----------          -----------         ---------
                                                                   4,704                  -               4,704
                                                                ----------          -----------         ---------

Net Income                                                       $26,910             $    -             $26,910
                                                                ==========           ==========         =========


Net Income Per Limited Partner
  Unit                                                           $  0.05                                $  0.05
                                                                ==========                              =========


Weighted Average Number of Units
  Outstanding                                                    503,436                                503,436
                                                                ==========                              =========








                 See accompanying notes to unaudited pro forma
                             financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                  FOR THE QUARTER ENDED MARCH 31, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996


Pro Forma Balance Sheet:

(a) Represents gross proceeds of $2,917,786 from the sale of 291,778 Units during the period April 1, 1997 through May 22, 1997, the assumed future sales of 329,033 Units, resulting in the receipt of $3,290,334 in gross offering proceeds through May 22, 1997, and $6,079,177 of cash and cash equivalents at March 31, 1997, used (i) to acquire nine properties for $10,310,149, (ii) to fund estimated construction costs of $1,005,240 ($686,342 of which was accrued as construction costs payable at March 31, 1997) relating to the five properties under construction at March 31, 1997, (iii) to pay acquisition fees and other costs of $328,982 ($49,617 of which was accrued as due to related parties at March 31, 1997) and reclassify from other assets $296,908 of acquisition fees and other costs previously incurred relating to the acquired properties, and (iv) to pay selling commissions and offering expenses (syndication costs) of $642,926 ($84,195 of which was accrued as due to related parties at March 31, 1997), which have been netted against partners' capital.

         The pro forma adjustments to land and buildings on operating leases as a result of the above transactions were as follows:


                                                              Estimated purchase
                                                               price (including
                                                               construction and     Acquisition
                                                              closing costs) and        fees
                                                                additional con-      allocated
                                                                struction costs     to property       Total
                                                              ------------------    -----------    -----------
         Golden Corral in Stow, OH                              $ 1,668,863         $    90,480    $ 1,759,343
         Boston Market in San Antonio, TX                           851,302              46,154        897,456
         On The Border in San Antonio, TX                         1,186,744              64,342      1,251,086
         Boston Market in Minnetonka, MN                            815,065              44,190        859,255
         Wendy's in Sparta, TN                                      633,967              34,372        668,339
         Boston Market in Timonium, MD                            1,129,934              61,261      1,191,195
         Jack in the Box in Houston, TX                           1,289,000              69,886      1,358,886
         Golden Corral in Elizabethtown, KY                       1,453,059              78,780      1,531,839
         IHOP in Santa Rosa, CA                                   1,282,215              69,518      1,351,733
         Five properties under construction at
           March 31, 1997                                           318,898              17,290        336,188
                                                              -------------         -----------    -----------

                                                                $10,629,047         $   576,273    $11,205,320
                                                              =============         ===========    ===========

         Adjustment classified as follows:
           Land and buildings on operating leases                                                  $ 7,206,057
           Net investment in direct financing leases                                                 3,999,263
                                                                                                   -----------

                                                                                                   $11,205,320
                                                                                                   ===========


(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received.